EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of Quovadx, Inc. of our report dated February 10, 2004, except for Notes 1, 2, 6 and 7 as to which the date is August 12, 2004, with respect to the consolidated financial statements and schedule of Quovadx, Inc. included in this Annual Report (Amendment No. 3 to Form 10-K) for the year ended December 31, 2003:

No. 333-30356	No. 333-67650	No. 333-110388
No. 333-67436	No. 333-104184	No. 333-113781
No. 333-88408

/s/ ERNST & YOUNG LLP
Denver, Colorado
August 16, 2004